                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MEADOWBROOK INSURANCE INC.
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                (Name of Registrant as Specified in Its Charter)

                          MEADOWBROOK INSURANCE INC.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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         was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                       MEADOWBROOK INSURANCE GROUP, INC.
                              26600 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-1100
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

To the Stockholders of:

     MEADOWBROOK INSURANCE GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Meadowbrook Insurance Group, Inc. ("the Company") will be held at Temple Beth El, 7400 Telegraph Road, Bloomfield Hills, Michigan 48301 (located on the northwest corner of 14 Mile Road and Telegraph Road), on Monday, May 17, 1999 at 2:00 p.m., E.S.T., to consider and act upon the following proposals:

          1) The election of three (3) members of the Board of Directors;

          2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants;

          3) Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof;

     all as more fully described in the accompanying Proxy Statement.

     Only holders of record of the Company's Common Stock at the close of business on March 19, 1999, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

     The Company's 1998 Annual Report to Stockholders is included with this Notice and Proxy Statement.

                                          By Order of the Board of Directors,
                                          cubbin
                                          Robert S. Cubbin
                                          Secretary
Southfield, Michigan
Dated: March 20, 1999

              STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING
                  ARE REQUESTED TO COMPLETE, DATE AND SIGN THE
                              ENCLOSED PROXY CARD
              AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

                       MEADOWBROOK INSURANCE GROUP, INC.

                              26600 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 358-1100

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

GENERAL

     This Proxy Statement is being furnished to holders of record of Common Stock, $.01 par value per share ("Common Stock") of Meadowbrook Insurance Group, Inc., a Michigan Corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Temple Beth El, 7400 Telegraph Road, Bloomfield Hills, Michigan, 48301, on Monday, May 17, 1999 at 2:00 p.m., E.S.T., and at any and all adjournments or postponements thereof. The cost of this solicitation will be borne by the Company. This Proxy Statement and enclosed proxy card are being mailed to the Company's stockholders on or about March 20, 1999.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Meeting, the stockholders will be asked to consider and vote upon the following proposals:

          1) The election of three (3) members of the Board of Directors;

          2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants;

          3) Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof;

     all as more fully described in this Proxy Statement.

VOTING AT THE ANNUAL MEETING

     Only holders of record of Common Stock at the close of business on March 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were 8,663,434 shares of Common Stock issued and outstanding.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (4,331,718 shares of the 8,663,434 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. A plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the three (3) members of the Board of Directors, and the affirmative vote by the holders of a majority of such shares is required to ratify the reappointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 1999.

     If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked "WITHHELD" to vote for: (i) all three (3) nominees, or
(ii) for any individual nominee(s) for election as Director(s) and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of Directors. Similarly, shares represented by proxies which are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ALL THE PROPOSALS SET FORTH IN THE NOTICE OF THE ANNUAL MEETING.

     In the instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will not be included in the totals and, therefore, will have no effect on the vote. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, or by attending the Annual Meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following Table sets forth as of the Record Date the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own five percent or more of such shares, (ii) each Director, three (3) of whom are nominees for election as a Director, (iii) each person named in the Summary Compensation Table under "Executive Compensation" on page 9 of this Proxy Statement, and (iv) all Directors and Executive Officers as a group, together with their respective percentage ownership of the outstanding shares:

                         NAME OF                              AMOUNT AND NATURE OF              PERCENT
                    BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)            OF CLASS
                    ----------------                         -----------------------            --------
DIRECTORS AND EXECUTIVE OFFICERS
Merton J. Segal..........................................           3,107,175(2/3)               35.7%
Warren D. Gardner........................................              11,699(4)                  *
Robert S. Cubbin.........................................             129,482(5)                   1.5
Joseph C. Henry..........................................             103,393(6)                   1.2
James R. Parry, Sr.......................................              98,632(7)                   1.1
Joseph S. Dresner........................................             108,188                      1.2
Hugh W. Greenberg........................................             137,563(8)                   1.6
Irvin F. Swider..........................................             294,397(9)                   3.4
Bruce E. Thal............................................              14,784(10)                 *
Herbert Tyner............................................             146,377(11)                  1.7
David J. Campbell........................................               1,000                     *
Florine Mark.............................................                  --                     *
All Directors and Executive Officers as a group (12
  persons)...............................................           4,152,690                    46.3%
5% BENEFICIAL OWNERS
  (EXCLUDING DIRECTORS AND EXECUTIVE OFFICERS)
---------------------------------------------------------
Dimensional Fund Advisors Inc............................             639,400(12)                  7.1
Philo Smith, et al.......................................             684,000(13)                  7.8
  All Directors and Officers and 5% Beneficial Owners....           5,471,927                    59.2%

-------------------------
  *  Less than 1%.

 (1) Includes shares subject to options exercisable within 60 days of the Record Date.

 (2) Address is 26600 Telegraph Road, Southfield, Michigan 48034.

 (3) Includes 28,128 shares, subject to currently exercisable options.

 (4) Includes 6,832 shares, subject to currently exercisable options.

 (5) Includes 64,764 shares, subject to currently exercisable options.

 (6) Includes 5,199 shares held by a Revocable Trust established by Mr. Henry. Mr. Henry may be deemed to share beneficial ownership of these shares. Also, includes 98,194 shares subject to currently exercisable options.

 (7) Includes 98,132 shares, subject to currently exercisable options.

 (8) Includes 95,076 shares held by a Family Trust established by Mr. Greenberg. Also, includes 42,487 shares held by Detroit Gauge & Tool Company ("DGT") of which Mr. Greenberg is President and a greater than 10% stockholder. Mr. Greenberg may be deemed to share beneficial ownership of the shares held by the Trust and by DGT.

 (9) Includes 252,320 shares held by a Revocable Trust established by Mr. Swider. Also, includes 41,077 shares held by Future Products Tool Corp. ("FPTC") of which Mr. Swider is President and sole stockholder. Mr. Swider may be deemed to share beneficial ownership of the FPTC shares.

(10) Includes 4,000 shares held in trust by Mr. Thal's spouse and 9,000 shares held in trust by Mr. Thal. Also includes 1,784 shares held in trust by Mr. Thal's nephews. Mr. Thal may be deemed to share beneficial ownership in these shares held by his nephews, because he has voting power over these shares.

(11) Includes 146,377 shares held by Hartman & Tyner, Inc. Mr. Tyner is President and greater than 10% stockholder of Hartman and Tyner, Inc. Mr. Tyner may be deemed to share beneficial ownership of these shares.

(12) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on a Schedule 13G filed with the SEC dated February 11, 1999, Dimensional Fund Advisors Inc., held sole voting power of 639,400 shares and sole dispositive power of 639,400 shares.

(13) Address is 695 East Main Street, Stamford, Connecticut 06901. Based on a
     Schedule 13D filed with the SEC dated March 3, 1999, PSCO Partners owns 125,000 shares of the Company's Common Stock, or approximately 1.43% of the outstanding shares of the class. PSCO Partners Two owns 120,000 shares of the Company's Common Stock, or approximately 1.38% of the outstanding shares of that class. PSCO Fund Limited owns 420,000 shares of the Company's Common Stock, or approximately 4.8% of the outstanding shares of that class. PSCO Financial Services Fund, plc., owns 19,000 shares of the Company's Common Stock, or approximately .22% of the outstanding shares of that class.

     Philo Smith and Philo Smith & Co., Inc. share voting and investment power with respect to shares held by PSCO Partners. Capital has sole voting and investment power with respect to shares held by PSCO Partners Two. Philo Smith and Capital share voting and investment power with respect to shares held by PSCO Fund Limited and PSCO Financial Services Fund, plc.

     With respect to shares held by PSCO Partners, PSCO Partners Two, and PSCO Fund Limited, and PSCO Financial Services Fund, plc., no person other than the holder has the right or power to receive dividends from, or proceeds from the sale of, shares of the Company.

     By virtue of the investment and voting arrangement described above, Philo Smith and Philo Smith & Co., Inc., beneficially own 125,000 shares of the common stock of the Company, or approximately 1.43% of the outstanding, held by PSCO Partners, Capital beneficially owns 120,000 shares of the common stock of the Company, or approximately 1.38% of the outstanding, held by PSCO Partners Two, and Philo Smith and Capital beneficially own 439,000 shares of the Common Stock of the Company, or approximately 5.0% of the outstanding, held by PSCO Fund Limited and PSCO Financial Services Fund, plc.

     Each filing party disclaims membership with any other filing party in a "group", as that term is used in Section 13(d)(3) of the Securities Exchange Commission Act of 1934 and the rules promulgated thereunder. PSCO Partners owns its shares of the Company separately from PSCO Partners Two, PSCO Fund Limited, and PSCO Financial Services Fund, plc.; and PSCO Partners Two, PSCO Fund Limited, and PSCO Financial Services Fund, plc., own their respective shares of the Company separately from each other. Although they have a common investment advisor, from whom each takes its name, and common investment goals, PSCO Partners, PSCO Partners Two and PSCO Fund Limited, and PSCO Financial Services Fund, plc., have no agreement or understanding for concerted action in acquiring, holding or disposing of shares of Common Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Each Director and Executive Officer's name, age, office with the Company, the year first elected as a Director, and certain biographical information are set forth below:

                                                           YEAR FIRST
                                                           SERVED AS
                      NAME                          AGE     DIRECTOR                   POSITION
                      ----                          ---    ----------                  --------
Merton J. Segal.................................    70     1985          Chairman, Chief Executive Officer and
                                                                         Director
Warren D. Gardner...............................    64     1995          Vice Chairman and Director
Robert S. Cubbin................................    41     1995          Secretary, Office of the President
                                                                         and Director
Joseph C. Henry.................................    46     1995          Treasurer, Office of the President
                                                                         and Director
James R. Parry, Sr. ............................    55     1995          Office of the President and Director
Joseph S. Dresner...............................    73     1985          Director
David J. Campbell...............................    52     1996          Director
Hugh W. Greenberg...............................    68     1985          Director
Florine Mark....................................           1996          Director
Irvin F. Swider.................................    71     1990          Director
Bruce E. Thal...................................    67     1995          Director
Herbert Tyner...................................    68     1985          Director

     The following is a biographical synopsis of each of the Officers and Directors of the Company:

     Merton J. Segal is Founder, Chairman, Chief Executive Officer and Director of the Company, Star Insurance Company ("Star", a property and casualty insurance company and subsidiary of the Company), Savers Property and Casualty Insurance Company ("Savers", a surplus lines insurance company and a subsidiary of Star) and Meadowbrook, Inc. ("Meadowbrook", an insurance agency and subsidiary of the Company). Mr. Segal is a member of the Investment and the Mergers and Acquisition Committee to the Board of Directors of the Company. Mr. Segal's term as Director of the Company will expire in 2001.

     Warren D. Gardner has been Vice Chairman of the Company since June, 1996 and a Director since November, 1995. Until November, 1996, he was President of the Company, President and Chief Executive Officer of Star and Chairman and Chief Executive Officer of Savers. He joined the Company in 1990, when it acquired Savers, where he had served as Chairman of the Board since 1985. He was elected President of Star in 1991 and President of the Company in 1994. He is an employee of Meadowbrook. Mr. Gardner has recently retired as an officer of the Company, Star and Savers, but will maintain his directorship with the Company, Star, Savers and Meadowbrook. Mr. Gardner's term as Director will expire in 2001.

     Robert S. Cubbin was appointed to the Office of the President of the Company in 1996. He has also been Secretary and Director of the Company since 1995. Mr. Cubbin was appointed Executive Vice President and Director of Star and Savers in 1996. Mr. Cubbin is Director of Meadowbrook and was appointed Executive Vice President in 1996. Effective April, 1997, Mr. Cubbin was appointed President of Meadowbrook. He joined the Company in 1987, as Vice President and General Counsel. From 1983, until he joined the Company, Mr. Cubbin was an attorney with Plunkett & Cooney, a Michigan law firm specializing in insurance law. Mr. Cubbin's term as Director will expire in 2000.

     Joseph C. Henry was appointed to the Office of the President of the Company in 1996. He has also been Treasurer and Director of the Company since 1995. Mr. Henry was appointed Executive Vice President and Director of Star and Savers in June, 1996. Mr. Henry was appointed as President of Star in November, 1996. Mr. Henry is Director of Meadowbrook and was appointed Executive Vice President of Meadowbrook in 1996. He joined the Company in 1993, as Senior Vice President and Chief Financial Officer. Mr. Henry served as Vice President and Chief Financial Officer of the Hanover Insurance Companies from 1987 until

1993. Prior to 1987, Mr. Henry was a partner with KPMG Peat Marwick, L.L.P. Mr. Henry is a member of the Investment Committee. Mr. Henry's term as Director will expire in 2000.

     James R. Parry, Sr., was appointed to the Office of the President of the Company in 1996. He has also been Executive Vice President and Director of the Company since 1995. Mr. Parry was appointed Executive Vice President and Director of Star and Savers in 1996. Also, in 1996, Mr. Parry was elected Director of Meadowbrook. He joined the Company in 1995, as Executive Vice President and Chief Marketing Officer. Mr. Parry was formerly Chairman of the Board of Sedgwick James of New York, Inc., a subsidiary of an insurance brokerage firm, from 1988 to 1995. Mr. Parry is a nominee for reelection at the Annual Meeting.

     David J. Campbell, Director, was formerly President and Chief Executive of the Detroit Medical Center and now serves as a Senior Health Care Consultant. He has served as a Director of the Company since 1996. Mr. Campbell's term as Director will expire in 1999. Mr. Campbell is a member of the Compensation Committee of the Board of Directors of the Company. Mr. Campbell is a nominee for reelection at the Annual Meeting.

     Joseph S. Dresner, Director, is Chairman of the Highland Companies, a Detroit-area-based developer and manager of commercial, industrial and residential properties. He has served as a Director of the Company since 1985. Mr. Dresner is a member of the Investment, Mergers and Acquisition and Audit Committees of the Board of Directors of the Company. Mr. Dresner's term as Director will expire in 2001.

     Hugh W. Greenberg, Director, is President of Detroit Gauge & Tool Company, a designer and manufacturer of precision tools and special machinery. Mr. Greenberg has served as a Director of the Company since 1985. Mr. Greenberg is a member of the Audit and Compensation Committees of the Board of Directors of the Company. Mr. Greenberg's term as Director will expire in 2000.

     Florine Mark, Director, is President and Chief Executive Officer of The WW Group, Inc., the largest franchise of Weight Watchers International. She has served as a Director of the Company since 1996. Ms. Mark's term as Director will expire in 2000.

     Irvin F. Swider, Director, is owner, President and Chief Executive Officer of Future Products Tool Corporation, and Metal Punch, Inc., which are both manufacturers of precision tooling. Mr. Swider has owned these companies since 1963. He has served as a Director of the Company since 1990. Mr. Swider's term as Director will expire in 2000.

     Bruce E. Thal, Director, is a retired partner of Deloitte & Touche L.L.P., a public accounting firm. He has served as a Director of the Company since 1995. Mr. Thal's term as Director will expire in 1999. Mr. Thal is a member of the Investment and the Mergers and Acquisition Committees of the Board of Directors of the Company. Mr. Thal is a nominee for reelection at the Annual Meeting.

     Herbert Tyner, Director, is Chief Executive Officer of Hartman and Tyner, Inc., a Detroit-based real estate developer with land, apartment developments and other real estate holdings in Michigan and Florida. He has served as a Director of the Company since 1985. Mr. Tyner is a member of the Compensation Committee of the Board of Directors of the Company. Mr. Tyner's term as Director will expire in 2001.

     William J. Lohmeyer, III, effective January 25, 1999, has been appointed as Senior Vice President and Chief Financial Officer of the Company.

     Edgar J. Leverett, Jr., effective December 31, 1998, has resigned from his position as director of the Company.

MEETINGS AND COMMITTEES

     The Board of Directors has established an Audit Committee, Investment Committee, Compensation Committee and Mergers and Acquisition Committee.

     The Audit Committee members are Joseph S. Dresner and Hugh W. Greenberg. The Audit Committee reviews the services provided by the Company's independent accountants, consults with the accountants and reviews the need and adequacy of internal auditing procedures and the adequacy of internal controls. The Audit Committee met twice during 1998.

     The Investment Committee members are Joseph S. Dresner, Joseph C. Henry, Merton J. Segal and Bruce E. Thal. The Investment Committee reviews and approves investment transactions, reviews investment performance and establishes investment guidelines. The Investment Committee met four times during 1998.

     The Compensation Committee members are David J. Campbell, Hugh W. Greenberg and Herbert Tyner. The Compensation Committee determines executive compensation and long-term incentive compensation awards. Please refer to the Compensation Committee Report for particulars of the Committee's proceedings during 1998.

     The Mergers and Acquisition Committee members are Joseph S. Dresner, Bruce
E. Thal and Merton J. Segal. The Acquisition Committee was formed, in November 1997, to review and plan acquisitions of companies that may fit the strategic needs of the Company. The Mergers and Acquisition Committee met twice during 1998.

     The Company does not have a Nominating Committee.

     The Board of Directors met seven times during 1998. During 1998, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he/she served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a Director's fee of $5,000 per year and $400 for each Board or Committee meeting attended.

CERTAIN RELATED TRANSACTIONS

     At December 31, 1998, the Company held a $661,000 Demand Note receivable from Robert S. Cubbin and Kathleen D. Cubbin. This Demand Note arose from a transaction in late 1998 whereby the Company loaned Robert S. Cubbin and Kathleen D. Cubbin funds to exercise 64,718 common stock options to cover the exercise price and associated tax withholdings. The Demand Note provided for interest at the Company's borrowing rate which was 7.75% at December 31, 1998. The Demand Note was due on demand on or after January 1, 2002. The loan is collateralized by 64,718 shares of the Company's common stock, pursuant to a Stock Pledge Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5, any amendments thereto furnished to the Company pursuant to the rules of the Securities and Exchange Commission, or written representations from certain reporting persons presented to the Company, all such reports required to be filed by reporting persons have been filed in a timely fashion during the fiscal year ended December 31, 1998.

                             ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

     At the Annual Meeting, three (3) members of the Board of Directors are to be elected to hold office until 2002 and until their successors are duly elected and qualified. Bruce E. Thal, David J. Campbell and James R. Parry, Sr. , all of whom are currently Directors of the Company, are the nominees for the Board of Directors. There is additional information concerning Messrs. Thal, Campbell and Parry under the "Directors and Executive Officers" Section on pages 4 and 5 of this Proxy Statement. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the three (3) nominees. In the event any nominee should become unavailable for election for any unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

     Subject to ratification by the stockholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants of the Company for the current year. The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

     A representative from PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any appropriate questions from stockholders.

                                 OTHER BUSINESS

     Management is not aware of any matter that may be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In February, 1998, the Compensation Committee, consisting of, David J. Campbell, Hugh W. Greenberg and Herbert Tyner (in consultation with Merton J. Segal, the Company's Chief Executive Officer and Chairman of the Board), reviewed the procedures for reviewing and approving executive compensation for the officers of the Company and its subsidiaries, as presented for the Committee's consideration by PricewaterhouseCoopers LLP.

     The Committee adopted a compensation and incentive/performance bonus plan, based on Company results, for the Chairman of the Board and Chief Executive Officer and the three members of the Office of the President. The bonus is based upon performance criteria established for each executive office by the Committee on an annual basis. The compensation level and performance criteria were based on an analysis prepared by PricewaterhouseCoopers LLP.

     Compensation consists of three (3) elements for the Chief Executive
Officer: Base Salary, Annual Incentive Bonus and Stock Options.

     Base Salary is based upon sustained corporate performance, personal contribution to the Company's success, experience, expertise and his position as Founder of the Company, along with market data for similarly sized companies.

     Annual Incentive Bonus is based upon market analysis, actual achievement of predetermined objectives, including: projected growth of premiums, revenues and net income and the achievement of corporate strategic objectives.

     Long term incentives, in the form of Stock Options were awarded at one (1) times or less of the base salary. This recommendation was determined based upon survey data, prevalence within the industry, and PricewaterhouseCoopers LLP's experience with executive compensation. Actual grants of options, at market price, will be based upon achievement of predetermined objectives.

     Individual executive bonuses have been established for senior managers and are administered by the three members of the Office of the President. These bonuses are based upon market analysis and attainment of the other executives' and senior managers' predetermined goals. Additional factors include growth of revenues and net income and achievement of corporate objectives.

     The Company's 1995 Stock Option Plan (the "Plan") is also administered by the Compensation Committee. All stock options under the Plan are issued at an exercise price equal to the fair market value on the date of grant. The total aggregate number of shares of Common Stock which may be available for grant under the Plan is not to exceed 2,000,000 shares, subject to adjustment pursuant to the terms of the Plan. The maximum number of shares eligible for a single individual is 800,000 shares. Options shall not exceed 10 years in duration and expire pursuant to their terms and/or upon the termination, death or disability of the employee.

     In the event of a hostile change of control (defined as a change in control that is not approved by two-thirds of the members of the Board of Directors, immediately prior to change in control), all stock options become immediately exercisable. "Change in control" is defined as the acquisition, directly or indirectly, of 50% of the voting power of all classes of Company stock or 50% of the outstanding shares of stock or if the stockholders approve any merger or consolidation of the Company with any other person in which the Company is not the continuing or surviving corporation.

     The Compensation Committee members met on February 6, 1998.

                                          THE COMPENSATION COMMITTEE

                                          David J. Campbell
                                          Hugh W. Greenberg
                                          Herbert Tyner

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning the compensation of the Company's Chief Executive Officer and Company's four most highly compensated Executive Officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 and includes all compensation paid to such officers:

SUMMARY COMPENSATION TABLE

  SUMMARY COMPENSATION TABLE FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                         LONG TERM
                                                                    COMPENSATION AWARDS
                                                                  ------------------------
                                          ANNUAL COMPENSATION     RESTRICTED    SECURITIES
           NAME AND                      ---------------------      STOCK       UNDERLYING        ALL OTHER
      PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)    AWARDS($)     OPTIONS(#)    COMPENSATION($)(1)
      ------------------         ----    ---------    --------    ----------    ----------    ------------------
Merton J. Segal................  1998     475,533          --        --           22,960                --
Chairman, Chief Executive        1997     453,200      56,650        --           19,956             7,259
Officer and Director             1996     440,000          --        --               --            10,986
Warren D. Gardner..............  1998     225,000          --        --               --                --
Vice Chairman and Director       1997     225,000      36,125        --                              7,171
                                 1996     289,000     131,250        --            8,540            10,986
James R. Parry, Sr. ...........  1998     279,375          --        --           11,330                --
Chief Marketing Officer, Office  1997     266,250      33,281        --            9,379             3,994
of the President and Director    1996     262,865      52,083        --            5,750             1,598
Joseph C. Henry................  1998     279,375          --        --           11,330                --
Treasurer, Office of the         1997     266,250      33,281        --            9,379             7,180
President and Director           1996     251,664      58,750        --            5,400            10,986
Robert S. Cubbin...............  1998     279,375          --        --           11,330                --
Secretary, Office of the         1997     266,250      33,281        --            9,379             7,228
President and Director           1996     237,083      53,958        --            5,360            10,986

-------------------------
(1) Amount contributed to the Officer's account under the Company's 401(k) and Profit-Sharing Plans.

     The following table sets forth information concerning 1998 grants of stock options made by the Company, under the 1995 Stock Option Plan, during the fiscal year ended December 31, 1998 to the following Executive Officers.

                OPTIONS GRANTS FOR YEAR ENDED DECEMBER 31, 1998

                                                                                          POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                                  AT ASSUMED ANNUAL RATES
                                              TOTAL OPTIONS                                     OF STOCK PRICE
                             NUMBER OF         GRANTED TO                                      APPRECIATION FOR
                             SECURITIES       EMPLOYEES IN                                       OPTION TERM
                         UNDERLYING OPTIONS    YEAR ENDED       EXERCISE     EXPIRATION   --------------------------
NAME                        GRANTED (#)         12/31/98      PRICE ($/SH)      DATE       5% ($)(C)     10% ($)(C)
----                     ------------------   -------------   ------------   ----------    ---------     ----------
Merton J. Segal.........      22,960(A)           22.6%          24.69        01/01/03      156,645        346,524
James R. Parry, Sr. ....      11,330(B)           11.1%          24.69        01/01/08      175,984        446,317
Joseph C. Henry.........      11,330(B)           11.1%          24.69        01/01/08      175,984        446,317
Robert S. Cubbin........      11,330(B)           11.1%          24.69        01/01/08      175,984        446,317

-------------------------
(A) Options are exercisable in 20% increments, each year, beginning January 1, 1998.

(B) Options are exercisable in 10% increments, each year, beginning January 1, 1998.

(C) In calculating the potential realizable values, the Company used the average stock price for the ten day period prior to the date of grant for the fair market value of the Company Common Stock per share. The dollar amounts under these columns assume a compounded annual market price increase of the underlying shares of the Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the Common Stock. The actual value, if any, an executive may realize will depend on the excess of the price for shares of the Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by an executive will be at or near the value estimated above.

OPTIONS VALUE TABLE

     The following table sets forth information concerning exercises of Company stock options during the fiscal year ended December 31, 1998 by the following executive officers.

  AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES FOR YEAR ENDED
                               DECEMBER 31, 1998

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                     OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON      VALUE                1998                    DECEMBER 31, 1998
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE($)*
----                         -----------   -----------   -------------------------   -----------------------------
Merton J. Segal.............       --             --          18,950/ 38,416                     --/     --
Warren D. Gardner...........    8,629        187,034           6,832/ 10,337                     --/ 79,710
James R. Parry, Sr..........       --             --          72,798/121,035                444,163/782,454
Joseph C. Henry.............       --             --          76,692/132,432                467,135/598,921
Robert S. Cubbin............   64,718        727,676          62,157/ 50,305                110,459/165,707

-------------------------
* Fair market value based on the closing price of the Company's Common Stock on December 31, 1998 of $16.44.

MEADOWBROOK INSURANCE GROUP, INC. 1995 STOCK OPTION PLAN

     The Meadowbrook Insurance Group, Inc. 1995 Stock Option Plan (the "Plan") is intended to further the interests of the Company and its stockholders by attracting, retaining and motivating associates. The Plan provides for the grant of stock options (which may be nonqualified options or incentive stock options for tax purposes).

     The aggregate number of shares of Common Stock which may be issued under the Plan is 2,000,000. Options issued under the Plan which expire unexercised will again become available for grant under the Plan. Cash exercises of stock appreciation rights and cash supplemental payments will not count against this limit. Lapsed, forfeited or canceled awards will also not count against this limit. The maximum number of shares of Common Stock which may be issued under the Plan to any single individual is 800,000.

STOCK OPTIONS

     The Compensation Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations that the option price per share may not be less than the fair market value of a share of Common Stock on the date of grant and the term of an option may not be longer than ten years. Payment of the option price may be made in any manner specified by the Compensation Committee (which may include payment in cash or Common Stock or by "cashless exercise").

EMPLOYMENT AGREEMENTS

     On March 27, 1995, Meadowbrook entered into an Employment Agreement ("Agreement") with James R. Parry, Sr. He is the Chief Marketing Officer and a member of the Office of the President of the Company. Pursuant to the terms of this Agreement, Meadowbrook agreed to initially pay Mr. Parry a base compensation of $20,833 per month. Effective, March 1, 1998, Mr. Parry's base compensation has been increased to $23,500 per month. The term of Mr. Parry's Agreement extends until March 27, 2000, subject to earlier termination upon death, retirement, discharge due to permanent disability or discharge "for cause," which is defined as (i) failure to substantially perform his principal duties, (ii) misconduct that is materially injurious to the Company or (iii) engagement in dishonest activities injurious to the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return to the Company's stockholders from November 21, 1995 through December 31, 1998, as well as an overall stock market index (S&P 500 Index) and the Company's selected peer group index (S&P Property and Casualty Insurance Index, and SNL $250 -- $500M Insurance Asset-Size Index).

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           AMONG MEADOWBROOK INSURANCE GROUP, INC., THE S&P 500 INDEX
               AND THE SNL $250-$500M INSURANCE ASSET-SIZE INDEX

                               PERFORMANCE GRAPH
PERFORMANCE GRAPH

                                                       MEADOWBROOK                   S&P 500
                                                    INSURANCE GROUP,                 -------            SNL $250-$500M INSURANCE
                                                          INC.                                              ASSET-SIZE INDEX
                                                    ----------------                                    ------------------------
'11/21/95'                                               100.00                      100.00                      100.00
'12/31/95'                                               136.04                      102.86                      107.97
'6/30/96'                                                125.03                      113.24                      107.99
'12/31/96'                                                85.52                      126.38                      113.58
'6/30/97'                                                101.72                      152.42                      124.63
'12/31/97'                                               106.48                      168.55                      140.66
'6/30/98'                                                111.24                      198.41                      153.52
'12/31/98'                                                67.34                      153.52                      143.18

-------------------------------------------------------------------------------------------------
                            MEADOWBROOK
 MEASUREMENT PERIOD          INSURANCE                               SNL $250-$500M INSURANCE
(FISCAL YEAR COVERED)       GROUP, INC.              S&P 500             ASSET-SIZE INDEX
-------------------------------------------------------------------------------------------------
      11/21/95                100.00                 100.00                  100.00
-------------------------------------------------------------------------------------------------
      12/31/95                136.04                 102.86                  107.97
-------------------------------------------------------------------------------------------------
       6/30/96                125.03                 113.24                  107.99
-------------------------------------------------------------------------------------------------
      12/31/96                 85.52                 126.38                  113.58
-------------------------------------------------------------------------------------------------
       6/30/97                101.72                 152.42                  124.63
-------------------------------------------------------------------------------------------------
      12/31/97                106.48                 168.55                  140.66
-------------------------------------------------------------------------------------------------
       6/30/98                111.24                 198.41                  153.52
-------------------------------------------------------------------------------------------------
      12/31/98                 67.34                 153.52                  143.18
-------------------------------------------------------------------------------------------------

-------------------------

* $100 invested on 11/21/95 (the Company's IPO date) in stock or on 10/31/95 in index. Including reinvestment of dividends, fiscal year ending December 31.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and be received by the Company at its principal office by November 25, 1999.

Dated: March 20, 1999

                       MEADOWBROOK INSURANCE GROUP, INC.
P
                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
R                           TO BE HELD MAY 17, 1999

O             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                       MEADOWBROOK INSURANCE GROUP, INC.
X

Y The undersigned stockholder of MEADOWBROOK INSURANCE GROUP, INC. (the "Company") hereby appoints MERTON J. SEGAL, ROBERT S. CUBBIN OR JOSEPH C. HENRY, jointly and severally, the attorney and proxies of the undersigned stockholder, with the full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned stockholder at the close of business on March 19, 1999, at the 1999 Annual Meeting (the "Annual Meeting") of the stockholders of the Company to be held on Monday, May 17, 1999, an at any adjournments thereof, with all the powers the undersigned stockholder would possess if then, and there present.

     The undersigned stockholder acknowledges receipt of the Notice of the 1999 Annual Meeting and Proxy Statement, both dated March 20, 1999.



                                                                   SEE REVERSE
                                                                       SIDE

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

  [X] PLEASE MARK YOUR
      VOTE AS IN THIS                                                                                                 6674
      EXAMPLE.


If no choice is specified, this Proxy will be voted FOR the election of the nominees listed and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company's independent accountants for the year ending 1999.

                  FOR    WITHHELD                                                                              FOR  AGAINST  ABSTAIN
1.  Election of                     Election of Directors, Nominees:       2.  Ratification of Appointment
    Directors     [  ]     [  ]       Bruce E. Thal                            of Independent Accountants      [  ]   [  ]     [  ]
                                      David J. Campbell                        (Please mark one)
For, except vote withheld from the    James R. Parry, Sr.
following nominee(s):



                                                                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                                    IN THE ENCLOSED ENVELOPE PROMPTLY.

                                                                                    Please sign exactly as name appears hereon.
                                                                                    Joint owners should each sign. When signing as
                                                                                    attorney, executor, administrator, trustee or
                                                                                    guardian, please give full title as such.


                                                                                    ________________________________________________

                                                                                    ________________________________________________
                                                                                     SIGNATURES(S)                          DATE


------------------------------------------------------------------------------------------------------------------------------------
                                                         - FOLD AND DETACH HERE -
